UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 2, 2010

Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

East West Bancorp, Inc.

Current Report of Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of East West Bancorp, Inc. (the “Company”) reviewed the Company’s executive compensation program to ensure that the Company’s executive compensation practices comply with the requirements of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury in June 2009 (the “Interim Final Rule”).  The Interim Final Rule imposed restrictions on the Company’s compensation of senior executive officers and certain other employees (collectively, the “senior executives”) as a result of the Company’s participation in the TARP Capital Purchase Program.

Under the Interim Final Rule, the types of compensation available to the Company for compensating the senior executives are cash salary, “salary stock” (salary paid in shares of the Company’s common stock ) and grants of restricted stock, subject to certain limitations, such as limitations on transferability. In conformity with the Interim Final Rule, the Company did not award cash bonuses for 2009 to any of its named executive officers.

In connection with the Compensation Committee’s annual review of executive compensation arrangements, on March 2, 2010, the Compensation Committee determined that modifications to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, Dominic Ng, were necessary.   The Company increased Mr. Ng’s salary from $800,000 to $900,000 and awarded Mr. Ng salary stock in the amount of $2,200,000 payable through the end of the calendar year 2010 on a pro rata basis.  The number of shares of Company common stock to be paid each pay period will be determined by dividing the amount of salary stock to be paid for that pay period, net of applicable tax withholdings, by the reported closing price per share of the Company’s common stock on the NASDAQ Global Select Market on the pay date for such pay period. The salary stock shall be fully vested as of the pay date and shall be subject to restrictions on transfer that lapse on the one year anniversary of each pay date. The salary stock will be issued under the Company’s 1998 Stock Incentive Plan, as amended, or any successor plan. The Form of Salary Stock Award Agreement, which governs the payment of salary stock, is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1         Form of Salary Stock Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	EAST WEST BANCORP, INC.

	By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of Salary Stock Award Agreement.